Exhibit 15.6

CONSENT OF AUTHOR

(Michael Makarenko, P.Eng. JDS Energy & Mining Inc., with an office at

200-532 Leon Avenue, Kelowna, BC, Canada)

To: Mountain Province Diamonds Inc.

United States Securities and Exchange Commission

Re: Mountain Province Diamonds Inc.’s Incorporation by Reference of the ““Update of the Mineral Resource Estimate for the Tuzo Kimberlite, Gahcho Kué Project, Northwest Territories, Canada: NI 43-101 Technical Report”” (the “Technical Report”) dated effective July 2, 2013, and inclusion of references to the Technical Report in the Company’s Form 20-F for the year ended December 31, 2013.

I, Michael Makarenko, P.Eng., consent to the incorporation by reference of extracts of the Technical Report entitled ““Update of the Mineral Resource Estimate for the Tuzo Kimberlite, Gahcho Kué Project, Northwest Territories, Canada: NI 43-101 Technical Report”” (the “Technical Report”), dated effective July 2, 2013 in Mountain Province Diamonds Inc.’s Form 20-F for the year ended December 31, 2013.

I consent to extracts from, or a summary of, the Technical Report in Item 4D from sub-headings Permits to Mineral Resource Summary – Tuzo Deep, (the “relevant sections”) of Mountain Province Diamonds Inc.’s Form 20F filing with the Securities and Exchange Commission, for the year ended December 31, 2013.

I confirm that I have read the relevant sections of the Form 20F filing for Mountain Province Diamonds Inc. for the year ended December 31, 2013, and that it fairly and accurately represents the information in the Technical Report that supports the disclosure.

Dated this 26th day of March, 2014.

/s/ Michael Makarenko, P.Eng.
Signature of Qualified Person

Michael Makarenko, P.Eng.
Name of Qualified Person

Exhibit 15.6

CONSENT OF AUTHOR

(Tom E. Nowicki, Ph.D., P.Geo., Mineral Services Canada Inc. with an office at

501 – 88 Lonsdale Avenue, North Vancouver, BC, Canada)

To: Mountain Province Diamonds Inc.

United States Securities and Exchange Commission

Re: Mountain Province Diamonds Inc.’s Incorporation by Reference of the ““Update of the Mineral Resource Estimate for the Tuzo Kimberlite, Gahcho Kué Project, Northwest Territories, Canada: NI 43-101 Technical Report”” (the “Technical Report”) dated effective July 2, 2013, and inclusion of references to the Technical Report in the Company’s Form 20-F for the year ended December 31, 2013.

I, Tom E. Nowicki, Ph.D., P. Geo., consent to the incorporation by reference of extracts of the Technical Report entitled ““Update of the Mineral Resource Estimate for the Tuzo Kimberlite, Gahcho Kué Project, Northwest Territories, Canada: NI 43-101 Technical Report”” (the “Technical Report”), dated effective July 2, 2013 in Mountain Province Diamonds Inc.’s Form 20-F for the year ended December 31, 2013.

I consent to extracts from, or a summary of, the Technical Report in Item 4D from sub-headings Permits to Mineral Resource Summary – Tuzo Deep, (the “relevant sections”) of Mountain Province Diamonds Inc.’s Form 20F filing with the Securities and Exchange Commission, for the year ended December 31, 2013.

I confirm that I have read the relevant sections of the Form 20F filing for Mountain Province Diamonds Inc. for the year ended December 31, 2013, and that it fairly and accurately represents the information in the Technical Report that supports the disclosure.

Dated this 26th day of March, 2014.

/s/ Tom E. Nowicki,Ph.D, P.Geo.
Signature of Qualified Person

Tom E. Nowicki, Ph.D., P.Geo.
Name of Qualified Person